Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$4,508,950
Unrealized Gain (Loss) on Market Value of Futures	2,087,090
Interest Income	3,894
ETF Transaction Fees	1,000
Total Income (Loss)	$6,600,934

Expenses
Investment Advisory Fee	$82,363
Tax Reporting Fees	24,800
Legal fees	12,427
Audit fees	12,400
NYMEX License Fee	3,263
Brokerage Commissions	1,922
Non-interested Directors' Fees and Expenses	827
Tax Fees	800
SEC & FINRA Registration Expense	620
Prepaid Insurance Expense	308
Total Expenses	$139,730
Net Gain (Loss)	$6,461,204

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/10	$161,837,281
Withdrawals (300,000 Units)	(12,081,444)
Net Gain (Loss)	6,461,204

Net Asset Value End of Period	$156,217,041
Net Asset Value Per Unit (3,800,000 Units)	$41.11

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502